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                                                                     Exhibit 4.3



                          SECURITIES PURCHASE AGREEMENT

                                     between

                               SAGE NETWORKS, INC.

                                       and

                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I

                          Dated as of January 28, 1999
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I THE PREFERRED SHARES AND THE WARRANTS ...............................1

    Section 1.1.  Issuance, Sale and Delivery of the Preferred Shares .........1
    Section 1.2.  Issuance, Sale and Delivery of the Warrants .................1
    Section 1.3.  Purchase Price of Preferred Shares and Warrants .............1
    Section 1.4.  Warrants not Issued as Compensation .........................1
    Section 1.5.  Closing .....................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY ......................2

    Section 2.1.  Organization, Qualifications and Corporate Power ............2
    Section 2.2.  Authorization of Agreements, Etc. ...........................3
    Section 2.3.  Validity ....................................................4
    Section 2.4.  Authorized Capital Stock ....................................4
    Section 2.5.  Financial Statements ........................................5
    Section 2.6.  Events Subsequent to the Date of the Unaudited
                    Financial Statements ......................................5
    Section 2.7.  Litigation; Compliance with Law .............................6
    Section 2.8.  Patents, Trademarks, Etc. ...................................7
    Section 2.9.  Leasehold Interests; Title to Property ......................7
    Section 2.10. Insurance ...................................................8
    Section 2.11. Taxes .......................................................8
    Section 2.12. Agreements ..................................................8
    Section 2.13. Loans and Advances ..........................................9
    Section 2.14. Assumptions, Guaranties, Etc. of Indebtedness of
                    Other Persons .............................................9
    Section 2.15. Governmental Approvals ......................................9
    Section 2.16. Disclosure ..................................................9
    Section 2.17. Brokers .....................................................9
    Section 2.18. Officers ...................................................10
    Section 2.19. Transactions With Affiliates ...............................10
    Section 2.20. Employees and Consultants ..................................10
    Section 2.21. ERISA ......................................................10
    Section 2.22. Labor Relations ............................................11
    Section 2.23. Environmental Matters ......................................11
    Section 2.24. Investment Company Act .....................................12
    Section 2.25. Private Offering ...........................................12
    Section 2.26. Holding Company ............................................12
    Section 2.27. Year 2000 Compliance .......................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS .................13


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ARTICLE IV CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS ...................14

ARTICLE V COVENANTS OF THE COMPANY ...........................................17

    Section 5.1.  Financial Statements, Reports. Etc .........................17
    Section 5.2.  Inspection, Consultation and Advice ........................17
    Section 5.3.  Board of Directors Meetings ................................18
    Section 5.4.  Indemnification of Directors ...............................18
    Section 5.5.  Employee and Consultant Nondisclosure and Development
                    Agreements ...............................................18
    Section 5.6.  Termination of Covenants ...................................18
    Section 5.7.  Certain Non-Dilutive Stock Issuances .......................18
    Section 5.8.  Issue Tax ..................................................18

ARTICLE VI MISCELLANEOUS .....................................................19

    Section 6.1.  Expenses ...................................................19
    Section 6.2.  Survival of Agreements .....................................19
    Section 6.3.  Brokerage ..................................................19
    Section 6.4.  Parties in Interest ........................................19
    Section 6.5.  Notices ....................................................19
    Section 6.6.  Governing Law ..............................................20
    Section 6.7.  Entire Agreement ...........................................20
    Section 6.8.  Counterparts ...............................................20
    Section 6.9.  Amendments .................................................20
    Section 6.10. Severability ...............................................20
    Section 6.11. Titles and Subtitles .......................................20
    Section 6.12. Assignment .................................................20
    Section 6.13. Certain Defined Terms ......................................20

INDEX TO SCHEDULES

SCHEDULE I        Purchasers
SCHEDULE II       Disclosure Schedule
SCHEDULE III      Security Holders

INDEX TO EXHIBITS

EXHIBIT A         Form of Investors Agreement
EXHIBIT B         Form of Amendment to Certificate of Incorporation
EXHIBIT C         Form of Warrant
EXHIBIT D         Form of Non-Disclosure and Development Agreement


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            THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of
January 28, 1999 between Sage Networks, Inc., a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a "Purchaser" and collectively the "Purchasers").

            WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 2,647,658 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Stock"); and

            WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 749,625 warrants (the "Warrants") for the purchase of Common Stock, $.01 par value, (the "Common Stock") of the Company; and

            WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares and the Warrants on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                      THE PREFERRED SHARES AND THE WARRANTS

            Section 1.1. Issuance, Sale and Delivery of the Preferred Shares. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I.

            Section 1.2. Issuance, Sale and Delivery of the Warrants. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Warrants set forth opposite the name of such Purchaser under the heading "Number of Warrants to be Purchased" on Schedule I.

            Section 1.3. Purchase Price of Preferred Shares and Warrants. The aggregate purchase price for the Preferred Shares and the Warrants to be paid by each Purchaser is the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price" on Schedule I.

            Section 1.4. Warrants not Issued as Compensation. The Company and the Purchasers, having adverse interests and as a result of arm's length bargaining, agree that (i) the Warrants are being issued in consideration of certain financial accommodations provided by the Purchasers to the Company, (ii) neither the Purchasers nor any of their affiliates or associates have rendered or agreed to render any services to
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the Company in connection with this Agreement or the issuance of the Warrants, and (iii) the Warrants are not being issued to the Purchasers as compensation for services.

            Section 1.5. Closing. The closing shall take place at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 10 a.m., on January 28, 1999, or at such other location, date and time as may be agreed upon between the Purchasers and the Company or via facsimile at such date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser (i) a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it and (ii) a warrant or warrants in the form attached hereto as Exhibit C, registered in the name of such Purchaser, representing the Warrants being purchased by it, in each case, at the Closing. As payment in full for the Preferred Shares and the Warrants being purchased by it under this Agreement, and against delivery of the stock certificate or certificates and warrant therefor as aforesaid, on the Closing Date each Purchaser shall deliver to the Company by wire transfer the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on
Schedule I.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II:

            Section 2.1. Organization, Qualifications and Corporate Power.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Investors Agreement with the Purchasers in the form attached as Exhibit A (the "Investors Agreement"), to issue, sell and deliver the Preferred Shares and the Warrants and to reserve for issuance the shares of Common Stock, $.01 par value, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares and upon exercise of the Warrants (collectively, the "Conversion Shares").

            (b) The Company has no subsidiaries except as set forth on Schedule
II. Except with respect to the subsidiaries listed on Schedule II, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating


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interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. Each subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. Each subsidiary of the Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of each such subsidiary are owned beneficially and of record by the Company free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any such subsidiary is or may become obligated to issue any shares of its capital stock to any person other than the Company.

            Section 2.2. Authorization of Agreements, Etc.

            (a) The execution and delivery by the Company of this Agreement and the Investors Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the Warrants, and the issuance and delivery of the Conversion Shares
(i) have been duly authorized by all requisite corporate action, (ii) will not violate any provision of law, any order of any court or other agency or government, the Certificate of Incorporation, as amended (the "Charter") or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, accelerate or terminate any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company and (iii) will not require any notice, consent or waiver under any material indenture, agreement or other instrument to which the Company is a party or by which any of its properties or assets are bound.

            (b) When issued in accordance with this Agreement, the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Series A Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement, the Investors Agreement and the Charter. When issued in accordance with this Agreement, the Warrants will be duly authorized and validly issued and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement, the Investors Agreement, the Warrant and the Charter. Prior to the Closing Date, the Conversion Shares will be duly reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants and, when so issued, will be duly


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authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Investors Agreement. Neither the issuance, sale or delivery of the Preferred Shares or the Warrants nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company, or to any right of first refusal or other right in favor of any person, which have not been duly and validly waived.

            Section 2.3. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Investors Agreement and the Warrants, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

            Section 2.4. Authorized Capital Stock. The authorized capital stock of the Company consists of 37,647,658 shares. Immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) 35,000,000 shares of Common Stock of which 19,217,197 shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and (ii) 2,647,658 shares of Preferred Stock, $.01 par value, all of which shall have designated Series A Convertible Preferred Stock of which no shares will have been issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III. The Company has attached a copy of the post-closing capitalization schedule as a part of
Schedule III. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Amendment to the Charter, a copy of which is attached as Exhibit B and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with applicable laws. Except as set forth in the attached Schedule III, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule II, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule II, the Company is not a party to any voting trusts or


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agreement, stockholders' agreement, pledge agreement, buy-sell agreement, or any agreement giving rights of first refusal, preemptive rights or proxies relating to any securities of the Company, and to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company. All the outstanding securities of the Company were issued in compliance with applicable federal and state securities laws.

            Section 2.5. Financial Statements.

            (a) The Company has furnished to the Purchasers the audited balance sheet of the Company as of December 31, 1997 and the related audited statements of income, stockholders' equity and cash flows of the Company for the year ended December 31, 1997 (the "Audited Financial Statements"). The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of December 31, 1997 and the results of its operations, stockholders' equity and cash flows for the year ended December 31, 1997.

            (b) The Company has furnished to the Purchasers the unaudited balance sheet of the Company and its consolidated subsidiaries as of December 31, 1998 and the related unaudited statements of income, stockholders' equity, and cash flows of the Company for the year then ended (together, the "Unaudited Financial Statements"). The Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such Unaudited Financial Statements do not contain footnotes and are subject to normal year-end adjustment including but not limited to adjustments to purchase price of acquired companies and the effects of changes to the useful lives of intangible assets) and fairly present the financial position of the Company and its consolidated subsidiaries as of December 31, 1998 and the results of its operations, stockholders' equity and cash flows for the year then ended. Since the date of the Unaudited Financial Statements, except as disclosed to the Purchasers (i) there has been no change in the assets, liabilities (whether accrued, fixed, contingent or other) or financial condition of the Company from that reflected in the Unaudited Financial Statements except for changes in the ordinary course of business which in the aggregate have not had a Material Adverse Effect (as defined below) and (ii) no subsequent occurrence or development, individually or in the aggregate, whether or not insured against, has had a Material Adverse Effect. As used herein, a "Material Adverse Effect" means any effect that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, financial condition, property, affairs or operations of the Company and its consolidated subsidiaries.

            Section 2.6. Events Subsequent to the Date of the Unaudited Financial Statements. Except as set forth in the attached Schedule II, since the date of the Unaudited Financial Statements, neither the Company nor any subsidiary thereof has (i) issued any stock, bond or other corporate security,
(ii) borrowed any amount or incurred


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or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Unaudited Financial Statements and current liabilities incurred since the date of the Unaudited Financial Statements in the ordinary course of business, (iv) declared or made any payment of dividends or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any material damage, destruction or loss of property (whether or not covered by insurance) or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business,
(x) made any material change in the manner of business or operations of the Company or any subsidiary thereof, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

            Section 2.7. Litigation; Compliance with Law. Except as set forth in the attached Schedule II, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against the Company or any of its assets or its properties, at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company or any subsidiary thereof pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against the Company or any subsidiary thereof. There are no actions or proceedings pending or threatened by the Company or any subsidiary thereof against any third party. Neither the Company nor any subsidiary thereof is in default with respect to any order, writ, injunction or decree served upon the Company or such subsidiary of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the best of the Company's knowledge, (x) the Company and each subsidiary thereof has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services and (y) there is no such law, rule, regulation or order that would prohibit the Company or any subsidiary thereof from conducting its business as conducted or as proposed to be conducted. The Company and each subsidiary thereof has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company and each subsidiary thereof has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations, in any


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such case, other than any failure with such terms which would not have a
Material Adverse Effect.

            Section 2.8. Patents, Trademarks, Etc. The Company owns or possesses adequate licenses, assignments or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, software, source code, object code, manufacturing processes, formulae, trade secrets, customer lists and know how, including any third party rights connected therewith (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending against the Company or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. The Company has not licensed on an exclusive basis any of its Intellectual Property.

            To the knowledge of the Company, no claim is pending against the Company or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. There are no restrictions on the ability of the Company to compete against any third party.

            The Company has taken reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property, including its trade secrets and other confidential information. To the knowledge of the Company, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. To the knowledge of the Company, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

            The Company does not have any agreements or arrangements with former employers of any of its employees relating to confidential information or trade secrets of such employers. To the knowledge of the Company, the activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services.

            Section 2.9. Leasehold Interests; Title to Property. (a) Neither the Company nor any subsidiary thereof owns any real property. Each lease or agreement to which the Company or any subsidiary thereof is a party under which it is a lessee of any property, real or personal, which leases and agreements are set forth on the attached Schedule II, is a valid and subsisting agreement. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any subsidiary thereof under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company has not received any notice of termination under any such lease.


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            (b) The Company and its subsidiaries own their respective properties and assets reflected on the Unaudited Financial Statements or acquired by them since the date of the Unaudited Financial Statements (other than properties and assets disposed of in the ordinary course of business since the date of the Unaudited Financial Statements), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for (i) liens for or current taxes not yet due and payable, (ii) liabilities reflected on the Unaudited Financial Statements or set forth on the attached Schedule II and (iii) liabilities which are not material in nature or amount.

            Section 2.10. Insurance. The insurance policies set forth on
Schedule II constitute all of the policies of insurance maintained by the Company and are in full force and effect. All premiums with respect to such policies that have become due and payable have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

            Section 2.11. Taxes. The Company has filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it (and such returns are true and correct in all material respects) and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the Audited Financial Statements and Unaudited Financial Statements, as appropriate. The provision for taxes on the Unaudited Financial Statements is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Company, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities, except where the failure to pay would not have a Material Adverse Effect. With regard to the income tax returns of the Company, the Company has not received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year.

            Section 2.12. Agreements. The Company believes that none of the business agreements, instruments and documents to which the Company or any subsidiary thereof is a party are individually material to the business of the Company and its consolidated subsidiaries based on the revenues payable or receivable thereunder, and all such agreements, instruments and documents are valid, binding and in full force and effect. The Company is a party to several agreements to provide connectivity which contain penalties if the agreements are terminated by the Company prior to the end of the stated term thereof. The Company and each subsidiary thereof, and to the best of the Company's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date (or each non-performing


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party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company or any subsidiary thereof is a party or by which it or its property may be bound. The Company is in compliance with all of the terms and provisions of its Charter and By-laws, as amended.

            Section 2.13. Loans and Advances. Neither the Company nor any subsidiary has any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company or a subsidiary thereof in respect to reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or such subsidiary.

            Section 2.14. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Neither the Company nor any subsidiary thereof has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

            Section 2.15. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Investors Agreement, the issuance, sale and delivery of the Preferred Shares and the Warrants or, upon conversion or exercise thereof, the issuance and delivery of the Conversion Shares, other than filings pursuant to Federal and/or state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and the Warrants.

            Section 2.16. Disclosure. To the best of the Company's knowledge and the knowledge of each of its subsidiaries, neither this Agreement, nor any Schedule or Exhibit to this Agreement, the Unaudited Financial Statements nor any other document, certificate or written instrument furnished to the Purchasers by the Company pursuant to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

            Section 2.17. Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            Section 2.18. Officers. Set forth in Schedule II is a list of the names of the officers of the Company. None of such persons has an employment agreement or understanding, whether oral or written, with the Company, which does not expire in accordance with its terms on or before December 31, 1999.

            Section 2.19. Transactions With Affiliates. Except as set forth on the attached Schedule II, no director, officer, employee or stockholder of the Company or any subsidiary thereof, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company or any subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment at will arrangements in the ordinary course of business.

            Section 2.20. Employees and Consultants. Except as set forth on the attached Schedule II, each of the officers of the Company, each key employee and each other employee now employed by the Company or any subsidiary thereof and each consultant to the Company or any subsidiary thereof, in each case, who has access to confidential information of the Company or any subsidiary thereof has executed a Nondisclosure and Development Agreement (collectively, the "Nondisclosure and Development Agreements") in the form attached hereto as Exhibit D, and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company.

            Section 2.21. ERISA.

            (a) Schedule II lists each Employee Plan and each Benefit Arrangement, copies or descriptions of which have previously been made available or furnished to the Purchasers.

            (b) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA. There is no pending, threatened or anticipated action, suit or claim relating to the Employee Plans or Benefit Arrangements (other than routine claims for benefits). No transaction has occurred with respect to an Employee Plan that would reasonably be expected to subject the Company to a material tax or penalty. All contributions required to be made by the Company under the terms of any Employee Plan or Benefit Arrangement have been timely made or have been reflected in the Unaudited Financial Statements. No Employee Plan or Benefit Arrangement covers any non-United States employee of the Company or non-United States former employee of the Company.

            (c) Each Employee Plan and each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan or Benefit Arrangement.

            (d) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Purchasers copies of the most recent Internal Revenue Service determination letters with respect to each such plan.

            Section 2.22. Labor Relations. Neither the Company nor any subsidiary is engaged in any unfair labor practice (under any applicable Federal or state law) that would reasonably be expected to have a Material Adverse Effect, nor is there any charge or complaint current or pending, nor to the Company's best knowledge, threatened against the Company or any subsidiary thereof relating to such practice. Neither the Company's nor any it its subsidiary's employees are not represented by a labor union and no union organizing activity has commenced. Neither the Company nor any subsidiary thereof is a party to any collective bargaining agreement.

            Section 2.23. Environmental Matters.

            (a) The Company and each subsidiary thereof has (i) complied in all material respects with the Environmental Laws applicable to it, (ii) provided to the Purchasers a copy of any order, notice, permit, application, or any other written communication or report received by the Company from any governmental authority or any other person or sent by or for the Company to a governmental authority in connection with any matter relating to environmental laws applicable to the Company and (iii) has provided the Purchasers with copies of any environmental assessment reports, certificates, engineering studies or other written material or data the Company may have relating to environmental laws applicable to the Company. There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any subsidiary thereof with respect to the operations or business of the Company or any subsidiary thereof.

            (b) For purposes of this Section 2.24 (i) "Environmental Claim" means any claim, action, cause of action, investigation of which the Company, including any of its management employees, are aware, or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company or any subsidiary thereof, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Laws" means all Federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

            Section 2.24. Investment Company Act. The Company is not a "registered investment company" within the meaning of the Investment Act of 1940, as amended.

            Section 2.25. Private Offering. Assuming the correctness of the representations and warranties set forth in Article III hereof, the offer and sale of the Preferred Shares and the Warrants to the Purchasers hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and the Warrants. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Preferred Shares or the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of the Preferred Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws.

            Section 2.26. Holding Company. The Company is not a "holding company" or a "subsidiary company" as such terms are defined in the Public Utility Holding Company Act of 1934, as amended.

            Section 2.27. Year 2000 Compliance. The Company is using reasonable procedures to verify that the software used in its products will recognize and process date fields after the turn of the century, and perform date-dependent calculations and operations (including sorting, comparing and reporting) after the turn of the century correctly, and is using reasonable efforts to ensure that its software will not produce invalid and/or incorrect results as a result of the change of century (all without human intervention, other than original data entry of valid dates), provided that the software receives correct and properly formatted date inputs from all software and hardware that exchanges data with or provides data to the software.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            Each Purchaser severally represents and warrants to the Company that:

            (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares or Warrants;

            (b) it received any materials in connection with the offering of the Preferred Shares and Warrants and first learned of such offering in the state listed as its address set forth on Schedule I hereto, and intends that the state securities laws of that state alone shall govern its purchase of Preferred Shares;

            (c) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

            (d) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

            (e) the Preferred Shares and the Warrants being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof without prejudice, however, to its rights at all times to sell or otherwise dispose of all or part of such Preferred Shares, subject to the provisions of Section 6.12 of this Agreement, or pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements under the Securities Act;

            (f) it understands that (i) the Preferred Shares, the Warrants and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Preferred Shares and Warrants and, upon conversion or exercise thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares, the Warrants and the Conversion Shares will bear a legend to such effect and
(iv) the Company will make a notation on its transfer books to such effect; and

            (g) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                   ARTICLE IV

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

            The obligation of each Purchaser to purchase and pay for the Preferred Shares and the Warrants being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

            (a) Opinion of Company's Counsel. The Purchasers shall have received from Dewey Ballantine LLP, special counsel for the Company or from the general counsel of the Company, one or more opinions dated as of the Closing Date, in form and scope satisfactory to the Purchasers and their counsel, to the effect that:

            (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the Investors Agreement, to issue, sell and deliver the Preferred Shares and the Warrants and, upon conversion or exercise thereof, to issue and deliver the Conversion Shares. The Company has the corporate power and authority to own its properties and to conduct its business as it is presently being conducted.

            (ii) This Agreement and the Investors Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Investors Agreement.

            (iii) The execution and delivery by the Company of this Agreement and the Investors Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the Warrants and, upon conversion or exercise thereof, the issuance and delivery of the Conversion Shares, will not (x) violate any provision of law applicable to the Company, the Charter or By-laws, as amended, of the Company,
(y) to the knowledge of such counsel, violate any order of any court or other agency of government specifically applicable to the Company or its property or any agreement of the Company, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a material default under, accelerate or terminate any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            (iv) The authorized capital stock of the Company as of the date hereof consists of (i) 2,647,658 shares of Series A Convertible Preferred Stock, $.0l par value (the "Series A Preferred Stock") and (ii) 35,000,000 shares of Common Stock.

Immediately prior to the Closing, 19,217,197 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Series A Preferred Stock will have been issued. The Series A Preferred Stock, when issued to the Purchasers pursuant to the terms of this Agreement and for the consideration set forth herein, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Immediately prior to the Closing, based on a review by such counsel of the stock record and minute books of the Company, the amount of Common Stock issuable pursuant to warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule II and Schedule III.

            (v) Except as otherwise set forth on Schedule II of this Agreement, to the best of such counsels' knowledge, there is no litigation or governmental proceeding or investigation pending or threatened before any New York or United States federal court or governmental agency or body against the Company or any subsidiary thereof.

            (vi) The Preferred Shares, the Warrants and the Conversion Shares have been duly authorized. The issuance, sale and delivery of the Preferred Shares and the Warrants and the issuance and delivery of the Conversion Shares upon conversion of the Preferred Shares and the exercise of the Warrants have been duly authorized by all required corporate action; the Preferred Shares have been validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof; the Warrants have been validly issued and the Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants and, when issued in accordance with the terms of this Agreement and the Company's Charter, as amended, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company arising under law or the Charter or By-laws of the Company, each as amended, or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person, except as set forth on Schedule II. Except as otherwise set forth on Schedule II of this Agreement, to the best of our knowledge, there are no agreements to acquire shares of capital stock of the Company or commitments on the part of the Company to issue securities or rights to securities of the Company.

            (vii) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, the offer and sale of the Preferred Shares and the Warrants pursuant to the terms of this Agreement and the Investors Agreement are exempt from the registration requirements of Section 5 of the Securities Act, as amended, and, under such securities laws as they presently exist, the issuance of Conversion Shares upon conversion of the Preferred Shares or exercise of the Warrants will also be exempt from such registration and qualification requirements.

            (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and an authorized officer of the Company shall have certified to such effect to the Purchasers in writing.

            (c) Performance. The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and an authorized officer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

            (d) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

            (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company;

            (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Investors Agreement, the issuance, sale and delivery of the Preferred Shares and the Warrants and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect;
(C) that the Charter has not been amended since the date of the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement and the Investors Agreement, the Warrants, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto; and

            (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

            (e) Investors Agreement. The Company and Web Hosting Organization LLC (the "Prior Investor") shall have executed and delivered the Investors Agreement.

            (f) Charter. The Charter shall read in its entirety as set forth in Exhibit B.

            (g) Prior Investor Funding. The Prior Investor shall have exercised all of its rights to purchase Common Stock pursuant to the Subscription Agreement dated December 8, 1997 with the Company (the "Subscription Agreement") and shall pay the remaining consideration thereof within 30 days following the date of this Agreement. If such payment is not made within such period, the Purchasers shall be entitled to (i) antidilution adjustments in accordance with the Charter and (ii) preemptive rights in accordance with the Investors Agreement in connection with any subsequent purchase of Common Stock in the Company by the Prior Investor. If such payment is made during such period, the Purchasers shall not be entitled to such antidilution adjustments or preemptive rights.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

            The Company covenants and agrees with each of the Purchasers that:

            Section 5.1. Financial Statements, Reports, Etc. The Company shall furnish to each Purchaser holding any Preferred Shares until the consummation of a firm commitment underwritten public offering of Common Stock by the Company with a nationally recognized investment banking firm which results in gross proceeds to the Company equal to or greater than $30,000,000 and in which the pre-money valuation of the Company immediately prior to such offering is equal to or greater than $150,000,000 (a "Qualifying Public Offering"):

            (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

            (b) within thirty (30) days after the end of each month in each fiscal year monthly financial statements of the Company and its subsidiaries in the form prepared for the Board of Directors of the Company;

            (c) no later than forty-five (45) days prior to the start of each fiscal year, an annual budget for the Company and its subsidiaries in respect of such fiscal year.

            Section 5.2. Inspection, Consultation and Advice. So long as a Purchaser shall own at least 40% of the Preferred Shares purchased pursuant to this Agreement and prior to the Company's initial public offering, the Company shall permit and cause each of its subsidiaries to permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers and public accountants and consult with the management of the Company and its subsidiaries as to their affairs, finances and accounts, all during normal business hours and upon reasonable prior request; provided, however, that prior to inspecting or discussing any Confidential Information any such person (other than the Purchasers and their employees, members or partners) shall enter into a confidentiality agreement with the Company with respect to such Confidential Information.

            Section 5.3. Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least once each quarter until the Board of Directors of the Company determines that quarterly meetings are not required. The Company will reimburse the members of the Board of Directors for their reasonable out of pocket expenses incurred in connection with attending such meetings.

            Section 5.4. Indemnification of Directors. The Company shall at all times maintain provisions in its By-laws or Charter indemnifying all directors against liability to the maximum extent permitted under the laws of the state of its incorporation.

            Section 5.5. Employee and Consultant Nondisclosure and Development Agreements. The Company shall use its reasonable commercial efforts to obtain, and shall cause its subsidiaries to use their reasonable commercial efforts to obtain, Nondisclosure and Development Agreements and Non-Competition Agreements from all future employees and consultants who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

            Section 5.6. Termination of Covenants. The covenants set forth in Sections 5.1 through 5.5 shall terminate and be of no further force or effect on the earlier of (i) the date on which the Purchasers (in the aggregate) no longer own at least 40% of the Preferred Shares (or Common Stock issued on conversion thereof) purchased pursuant to this Agreement and (ii) the date of consummation of the Company's initial public offering.

            Section 5.7. Certain Non-Dilutive Stock Issuances. Common Stock issued by the Company in an amount which does not result in antidilution protection for the Purchasers in accordance with Article IV, (c), Section 4(d)(I)(5)(H) of the Charter of the Company shall be used solely as consideration for acquisitions by the Company pursuant to its acquisition strategy as set forth in the Company's Confidential Offering Memorandum dated March 12, 1998, as amended through January 15, 1999, without regard to the aggregate amount of such offering specified in such Confidential Offering Memorandum.

            Section 5.8. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock or exchange of the Warrant shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted or the Warrant which is being exercised.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the reasonable fees and expenses of the Testa, Hurwitz & Thibeault, LLP, counsel for the Purchasers in connection with such transactions.

            Section 6.2. Survival of Agreements. All covenants, agreements, representations and warranties made herein or in the Investors Agreement shall survive the execution and delivery of this Agreement and the Investors Agreement, the issuance, sale and delivery of the Preferred Shares, the Warrants and the issuance and delivery of the Conversion Shares.

            Section 6.3. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

            Section 6.4. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares, Warrants or Conversion Shares.

            Section 6.5. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

            (a) if to the Company, at 11 Martine Avenue, White Plains, N.Y. 10606, Attention: General Counsel, with a copy to E. Ann Gill, Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, N.Y. 10019; and

            (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I, with a copy to Jocelyn M. Arel, Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, MA 02110;

            (c) or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

            Section 6.6. Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and by the laws of the State of New York as to all other matters.

            Section 6.7. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the Investors Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

            Section 6.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 6.9. Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least a majority of the Conversion Shares.

            Section 6.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

            Section 6.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

            Section 6.12. Assignment. The rights granted pursuant to this Agreement may be assigned or otherwise conveyed by a Purchaser to any purchaser of the Preferred Shares or Warrants from such Purchaser provided that (i) such assignee is an investment fund or similar investment vehicle, (ii) such assignee is not a direct competitor of the Company and (iii) the Purchaser shall notify the Company of such transfer prior to its occurrence.

            Section 6.13. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            (a) "Benefit Arrangement" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

            (b) "Confidential Information" means all confidential information and trade secrets of the Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information contract proposals, or bidding information; business plans and training operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

            (c) "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained to by the Company, or (B)(i) is subject to any provision of Title IV of ERISA and (ii) is maintained or contributed to by any of the Company's ERISA Affiliates.

            (d) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

            (e) "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

            (f) "Multiemployer Plan" means each Employee Plan that is a Multiemployer plan, as defined in Section 3(37) of ERISA.

            (g) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company and the Purchasers have executed this Securities Purchase Agreement as of the day and year first above written.


                                       SAGE NETWORKS, INC.


                                       By: /s/ Leonard J. Fassler
                                           -------------------------------------
                                           Name:  Leonard J. Fassler
                                           Title: Co-Chairman


                                       PURCHASERS:

                                       SOFTBANK TECHNOLOGY VENTURES
                                         IV, L.P.

                                       By: STV IV LLC, its general partner


                                       By: /s/ Charles R. Lax
                                           -------------------------------------
                                           Charles R. Lax, Managing Member


                                       SOFTBANK TECHNOLOGY ADVISORS FUND,
                                         L.P.

                                       By: STV IV LLC, its general partner


                                       By: /s/ Charles R. Lax
                                           -------------------------------------
                                           Charles R. Lax, Managing Member

SCHEDULE I

Purchasers

--------------------------------------------------------------------------------
Name and Address    Number of Preferred   Number of Warrants  Aggregate Purchase
of Purchaser           Shares to be         to be Purchased         Price
                        Purchased
--------------------------------------------------------------------------------
SOFTBANK                 2,597,882             735,532          $12,755,600.62
TECHNOLOGY
VENTURES IV,
L.P.
333 W. San Carlos
Street, Suite 125
San Jose, CA
95110
--------------------------------------------------------------------------------

SOFTBANK                    49,776              14,093              244,400.16
TECHNOLOGY
ADVISORS FUND,
L.P.
333 W. San Carlos
Street, Suite 125
San Jose, CA
95110

--------------------------------------------------------------------------------
  Total                  2,647,658             749,625          $13,000,000.78
--------------------------------------------------------------------------------

SCHEDULE II

Disclosure Schedule

Section 2.1(b) Subsidiaries

       Sage Networks Acquisition Corp.
       B.N. Technology, Inc.

Section 2.4 Authorized Capital Stock

      The Prior Investor has the right to acquire 6.6 million additional shares of Common Stock pursuant to the Subscription Agreement dated as of December 8, 1997. The Prior Investor has exercised such right but has not yet funded such purchase.

      Each of Steven C. Dabbs, Santa Fe Capital Group of New Mexico, Inc., Software Business Technologies, Inc., All Information Systems, Inc., Jab Web, Inc., BestWare, Inc., Bernd Neumann and Andrea Neumann, Thomas Gorny and Thomas Heimann and Pamela Karasy have entered into letter agreements with the Company granting the Company a right of first refusal with respect to the shares of Common Stock of the Company owned by each of them.

      The Company has entered into letters of intent with respect to the acquisitions of Net Daemons Associates, Inc., Digiweb, Inc. and Telephonetics International, Inc. which are contemplated to include Common Stock of the Company as all or a portion of the consideration.

Section 2.6 Subsequent Events

      The Prior Investor has the right to acquire 6.6 million additional shares of Common Stock pursuant to the Subscription Agreement dated as of December 8, 1997. The Prior Investor has exercised such right but has not yet funded such purchase.

      The Company is negotiating the terms of a $6 million equipment lease facility with Funding Resources Inc.

      The Company has entered into letters of intent with respect to the acquisitions of Net Daemons Associates, Inc., Digiweb, Inc. and Telephonetics International, Inc. which are contemplated to include Common Stock of the Company as all or a portion of the consideration.

Section 2.7 Litigation

      The Company is the subject, from time to time, of investigations by governmental and quasi governmental entities relating to the use by its customers of Web sites which are hosted by the Company.

Section 2.9 Leasehold Interests

      The Company leases space located in the following buildings:

      64 Perimeter Center East
      Suite G-300
      Atlanta, GA 30346

      14 Piedmont Center, Suite 100
      3535 Piedmont Road N.E.
      Atlanta, GA 30305
      (HomeCom Communications, Inc.)

      215 First Street, 5th Floor
      Cambridge, MA 02142

      55 John Street
      New York, NY
      (Tri Star Web Creations)

      17000 Dallas Parkway, Suite 155
      Dallas, TX 75248
      (All Information Systems, Inc.)

      7783-7789 Sunset Blvd.
      Los Angeles, CA 90046
      (B.N. Technology, Inc.)

      7925 Westpark Drive
      Suite B1
      McLean, VA 22102

      8619 Westwood Center Drive
      Tysons Corner, VA

      11 Martine Avenue
      White Plains, NY 10606

Section 2.10 Insurance Policies

Section 2.18 Officers

      Leonard J. Fassler, Co-Chairman, Secretary
      Bradley A. Feld, Co-Chairman
      Stephen Maggs, President and Treasurer
      Rajat Bhargava, Executive Vice President
      Bruce S. Klein, Senior Vice President, General Counsel
      Francis J. Alfano, Senior Vice President, Strategic Mergers and
        Acquisitions
      William Wilson, Chief Financial Officer

Section 2.19 Transactions with Affiliates

      Sage Equities, Inc., which is controlled by Leonard J. Fassler, and Intensity Ventures, Inc., which is controlled by Bradley A. Feld, are parties to oral consulting arrangements with the Company. Bradley A. Feld is a general partner of a Purchaser.

Section 2.20 Nondisclosure and Development Agreements

      Since December, 1998, the Company has required each employee to sign such an agreement. Prior to such time, some employees may not have signed such agreements. It is the Company's intention to require such agreements from each employee.

Section 2.21(a) Employee Plans and Benefit Arrangements

      Substantially all of the Company's employees are employed through arrangements with TriNet Employer Group. All liability for the plans (with the exception of the Sage Networks 401k Savings Plan) reside with TriNet Employer Group. Benefit offerings from TriNet Employer Group became effective on February 9, 1998

                            Article VII Medical Plans

Preferred Provider Plans (available nationally)

United Healthcare Preferred Provider Organization (PPO)- High Plan United Healthcare PPO - Basic Plan

HMO/EPO Plans (availability varies regionally)

United Healthcare Managed Care HMO/EPO (availability varies by location) United Healthcare Select HMO (available most areas (except CA))

Tufts HMO (New England)
Aetna/US Healthcare HMO (NY, NJ, PA)
United Healthcare Choice HMO (California)
Kaiser HMO (California)
Alliant Select HMO (Washington State)
United Healthcare EPO (in selected areas - where no HMO is available)

                          ARTICLE VIII Dental Insurance

Delta Dental Plan of California - available in all areas
Administered by TriNet

                             ARTICLE IX Vision Plan

Vision Service Plan (VSP) - available in all areas
Administered by TriNet

                       ARTICLE X Life/Disability Insurance

Metropolitan Life Life Insurance - 2X annual salary
Administered by TriNet

Optional Supplemental Life Insurance may be purchased in $10,000 increments up to $800,000 from Met Life. A separate underwriting process takes place to purchase the optional amounts.

              ARTICLE XI Short Term Disability/Long Term Disability

From Metropolitan Life
Administered by TriNet

Short Term Disability - (up to 180 days) - minimum of 60% income replacement up to $2,300/wk

Long Term Disability -- (after 180 days)- minimum of 60% income replacement up to $10,000 per month

               ARTICLE XII Section 125 Flexible Spending Accounts

Administered by TriNet per IRS and other government regulations
Health Care: Minimum Contribution: $200; Maximum $4,800.
Dependent Care: Minimum Contribution: $200; Maximum $5,000.

                    ARTICLE XIII Employee Assistance Programs

Relationships with counseling organizations administered by TriNet Free of charge to employees to provide assistance with personal issues

Concern EAP -- An employee assistance program (e.g. substance abuse, emotional/psychological counseling, financial counseling, relationship problems).

Dependent Care Referral Program -- Assistance for elder care or day care. Employee counseling and referral service. Provider Organization: Family Care, Inc., Pleasanton, CA

                       ARTICLE XIV Optional Legal Services

Legal Insurance Network Services

For employee to gain access to a "legal HMO" to obtain legal advice or lower legal fees.

Available in all areas
Administered by TriNet
Insured by the ARAG Group
West DesMoines, Iowa
401k Plan

Employees are eligible to participate in the 401k plan after 30 days of service.

Sage Networks 401k Employee Savings Plan
MassMutual Account No. FL 51084-1-1-1
Administered by Sage Networks, Inc.

Plan Provider:

MassMutual
1295 State Street
Springfield, MA

SCHEDULE III

      The Company is a party to a Subscription Agreement and a Registration Rights Agreement with the Prior Investor, each of which is dated December 8, 1997.